                                  EXHIBIT 21

                                 SUBSIDIARIES


     NAME                                     JURISDICTION OF INCORPORATION
     ----                                     -----------------------------

     Patterson Dental Supply, Inc.              Minnesota

     Direct Dental Supply Co.                   Nevada

     Patterson Dental Canada, Inc.              Canada

     Canadian Dental Supply Ltd.                British Columbia, Canada

     Canadian Dental Supply (Alta) Ltd          Alberta, Canada

     Canadian Dental Supply (Ontario) Ltd.      Ontario, Canada